UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2017

PRO-DEX, INC.

(Exact name of registrant as specified in charter)

Colorado	0-14942	84-1261240
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2361 McGaw Avenue

Irvine, California 92614

(Address of principal executive offices, zip code)

(949) 769-3200

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensation of Chief Executive Officer & Chief Financial Officer.

On July 18, 2017, the Compensation Committee of the Board of Directors of Pro-Dex, Inc. (the “Company”) approved the payment of discretionary bonuses to eligible associates of the Company, including bonuses for Richard L. Van Kirk, the Company’s Chief Executive Officer, and Alisha K. Charlton, the Company’s Chief Financial Officer, in the amount of $85,000 and $70,000, respectively. The discretionary bonuses were based, among other things, on the Company’s fiscal 2017 profitability. Mr. Van Kirk’s and Ms. Charlton’s employment with the Company continues on an at-will basis.

Mr. Van Kirk and Ms. Charlton may also continue to participate, on the same terms as other employees of the Company, in all health and welfare programs, life insurance and qualified retirement plans and other employee benefits which may be sponsored by the Company from time to time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 19, 2017	Pro-Dex, Inc.

	By:	/s/ Alisha K. Charlton
Alisha K. Charlton
Chief Financial Officer